UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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BANCINSURANCE CORPORATION

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BANCINSURANCE CORPORATION
250 East Broad Street
Seventh Floor
Columbus, Ohio 43215
www.bancinsurance.com
NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
To Be Held July 27, 2009
To Our Shareholders:
Notice is hereby given that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Bancinsurance Corporation will be held at our corporate offices located at 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215, on Monday, July 27, 2009, at 2:30 p.m., Eastern Daylight Time, for the following purposes:
1.	To elect seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; and
2.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on June 2, 2009 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.
This year, in accordance with rules adopted in 2007 by the Securities and Exchange Commission, we are using the Internet as our primary means of furnishing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials for the Annual Meeting unless they request them. Instead, on or about June 10, 2009, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on June 2, 2009. The Notice contains instructions for how to access our proxy materials electronically via the Internet and submit proxies for the Annual Meeting. The Notice also provides information on how shareholders may obtain paper or e-mail copies of our proxy materials if they so choose. We believe the new rules will make our proxy distribution process more efficient, less costly and help in conserving natural resources.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to attending the Annual Meeting and voting in person, you may vote electronically via the Internet, telephonically or, if you request a paper copy of our proxy materials, by mailing a completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.
Thank you for your ongoing support of, and continued interest in Bancinsurance Corporation.

BY ORDER OF THE BOARD OF DIRECTORS,

Columbus, Ohio	Matthew C. Nolan
June 3, 2009	Secretary

BANCINSURANCE CORPORATION
250 East Broad Street
Seventh Floor
Columbus, Ohio 43215
www.bancinsurance.com

PROXY STATEMENT
for the
Annual Meeting of Shareholders
To Be Held July 27, 2009
June 3, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Bancinsurance Corporation, an Ohio corporation (the “Company,” “we,” “us,” “our” or “Bancinsurance”), for use at the Annual Meeting of Shareholders to be held on Monday, July 27, 2009, at 2:30 p.m., Eastern Daylight Time, at our corporate offices located at 250 East Broad Street, Seventh Floor, Columbus, Ohio, 43215, and at any adjournment or postponement thereof (the “Annual Meeting”). On or about June 10, 2009, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will first be sent, and our proxy materials for the Annual Meeting will first be made available electronically via the Internet, to our shareholders of record at the close of business on June 2, 2009.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders included with this Proxy Statement. Specifically, the shareholders will be asked to (1) elect seven members to our Board and (2) transact such other business as may properly come before the Annual Meeting.
Shareholder Voting Rights
Only those holders of record of our common shares at the close of business on June 2, 2009, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 5,082,574 common shares issued and outstanding. Each common share entitles the holder thereof to one vote on each matter to be voted upon by our shareholders at the Annual Meeting.
Cumulative Voting Rights
The laws of the State of Ohio under which the Company is incorporated provide shareholders with cumulative voting rights in the election of directors under certain circumstances. A shareholder must give notice in writing to the President, a Vice President or the Secretary of the Company before 2:30 p.m., Eastern Daylight Time, on July 25, 2009 if he or she desires cumulative voting in the election of directors. If cumulative voting is requested and an announcement of the giving of such notice is made upon convening of the Annual Meeting by the chairman or the secretary of the Annual Meeting or by or on behalf of the shareholder requesting cumulative voting, each shareholder will have cumulative voting rights in the election of directors. Cumulative voting entitles each shareholder to cumulate the voting power he or she possesses in the election of directors and give one nominee as many votes as is determined by multiplying the number of votes to which he or she is entitled by the number of directors to be elected, or to distribute his or her votes on the same principle among two or more of the nominees, as he or she sees fit.
Registered Shareholders and Beneficial Shareholders
If our common shares are registered in your name directly with our transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those common shares, the registered shareholder. If our common shares are held for you in a brokerage account or by a bank or other holder of record, you are considered, with respect to those common shares, the beneficial shareholder.

Quorum
The presence, in person or by proxy, of the holders of a majority of the outstanding common shares entitled to be voted at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Common shares represented by proxies that are properly and timely voted electronically via the Internet or telephonically or properly executed proxy cards that are returned to us prior to the Annual Meeting will be counted toward the establishment of a quorum at the Annual Meeting, even though they are marked “Abstain” (on any or all applicable proposals) or “Withhold” (from any or all director nominees) or are not marked at all. Broker non-votes (if any) will also be counted toward the establishment of a quorum at the Annual Meeting. A broker non-vote occurs when a bank, broker or other holder of record holding common shares for a beneficial shareholder submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial shareholder.
Internet Availability of Proxy Materials
This year, in accordance with rules adopted in 2007 by the Securities and Exchange Commission (the “SEC”), we are using the Internet as our primary means of furnishing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials for the Annual Meeting unless they request them. Instead, on or about June 10, 2009, we will begin mailing the Notice of Internet Availability to shareholders of record at the close of business on June 2, 2009. The Notice of Internet Availability contains instructions for how to access our proxy materials, including this Proxy Statement and our 2008 Annual Report to Shareholders, electronically via the Internet and submit proxies for the Annual Meeting. The Notice of Internet Availability also provides information on how shareholders may obtain paper or e-mail copies of our proxy materials if they so choose. We believe the new rules will make our proxy distribution process more efficient, less costly and help in conserving natural resources.
For beneficial shareholders, a Notice of Internet Availability directing you to the website at which you will find our proxy materials for the Annual Meeting has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those common shares, the registered shareholder. Your broker, bank or other holder of record also provided instructions on how you may request a paper or e-mail copy of our proxy materials, if you prefer. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they received from their broker, bank or other holder of record.
How to Vote
As an alternative to attending the Annual Meeting and voting in person, registered shareholders may vote electronically via the Internet, telephonically or, for those shareholders who request a paper copy of our proxy materials, by mailing a completed proxy card. The deadline for voting electronically via the Internet or telephonically is 1:00 a.m., Central Time, on July 27, 2009. There are no fees or charges associated with voting electronically via the Internet or telephonically other than fees or charges, if any, that shareholders pay for access to the Internet or for telephone service. If, after receiving the Notice of Internet Availability, you request that we send you a paper copy of our proxy materials, you may vote your common shares by completing, dating and signing the proxy card and returning it prior to the Annual Meeting in the envelope provided in our mailing. Registered shareholders may also attend the Annual Meeting and vote in person. If you are a registered shareholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (1) giving written notice of revocation to our Secretary, (2) submitting a later-dated vote electronically via the Internet or telephonically, (3) executing and returning a later-dated proxy card or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, in itself, revoke a previously delivered proxy.
Beneficial shareholders are able to instruct their broker, bank or other holder of record how to vote their common shares by following the voting instructions provided by their broker, bank or other holder of record. Please contact your broker, bank or other holder of record to determine the means by which you can direct voting of your common shares and the applicable deadlines. Beneficial shareholders who wish to vote in person at the Annual Meeting will need to obtain a legal proxy from their broker, bank or other holder of record. If you are a beneficial shareholder and you wish to revoke your proxy, you should follow the instructions provided to you by your broker, bank or other holder of record.

Subject to the revocation rights discussed above, all common shares represented by proxies that are properly and timely voted electronically via the Internet or telephonically or properly completed and executed proxy cards that are returned to us prior to the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes, if any), such common shares will be voted FOR the election of the director nominees identified in Proposal No. 1 and at the discretion of the persons named in the form of proxy on any other matters that may properly be brought before the Annual Meeting.
Proxy Solicitation Costs
The Company will pay the entire expense of preparing, assembling, printing and mailing the Notice of Internet Availability, this Proxy Statement, the form of proxy and any other materials used in the solicitation of proxies on behalf of the Board for the Annual Meeting, other than the Internet access fees and telephone service fees described above. In addition to sending the Notice of Internet Availability (and making our proxy materials available electronically via the Internet) to our shareholders, proxies may be further solicited personally or by telephone, e-mail or facsimile. Directors, officers or employees of the Company may assist with solicitations and will receive no additional compensation for their services. The Company will also reimburse brokers, banks and other holders of record for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s common shares.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The number of members of our Board of Directors has been fixed at eight by action of the Board pursuant to the Company’s Amended and Restated Code of Regulations (the “Regulations”). Each member of the Board serves until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. On June 28, 2007, Si Sokol, who founded the Company, retired as Chairman of the Board, Chief Executive Officer and a Director. The Board has not yet filled the vacancy on the Board created by Mr. Sokol’s retirement.
The Board has nominated the seven persons identified below for election as directors of the Company at the Annual Meeting. The seven nominees receiving the greatest number of votes will be elected as directors. Withheld votes with respect to any nominee will have no effect on the election of that nominee. If voting for the election of directors is cumulative, the persons named in the form of proxy intend to vote the common shares represented by the proxies held by them so as to elect as many of the seven nominees named below as possible. If each of the nominees is elected, one vacancy will exist on the Board following the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named below.
Unless otherwise directed in your proxy, the common shares voted pursuant to your proxy will be voted FOR the election of the nominees identified below. In the event that any of the nominees for director becomes unable to serve or for good cause will not serve, the proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors.
The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees for director named below.
Nominees for Election as Directors at the Annual Meeting

		Current Position	Director
Name	Age	with Company	Since

John S. Sokol	47	Chairman of the Board, Chief Executive Officer, President, Chairman of Executive Committee	1990

Douglas G. Borror	53	Director, member of Compensation Committee	2004

Kenton R. Bowen	46	Director, member of Audit Committee	2002

Stephen P. Close	59	Director, member of Audit Committee, member of Compensation Committee	2006

Edward N. Cohn	50	Director	2007

Daniel D. Harkins	79	Director, Chairman of Audit Committee, member of Executive Committee	1981

Matthew D. Walter	40	Director, Chairman of Compensation Committee, member of Executive Committee	2001

John S. Sokol, age 47, has served as a director of the Company since 1990. Mr. Sokol has been Chairman of the Board and Chief Executive Officer of the Company and Ohio Indemnity Company, the Company’s wholly-owned property/casualty insurance subsidiary (“Ohio Indemnity”), since June 2007 and President of the Company and Ohio Indemnity since June 1999. He was the Acting Chief Executive Officer of the Company and Ohio Indemnity from March 2007 until June 2007, Executive Vice President of the Company and Ohio Indemnity from June 1996 until June 1999 and Vice President of the Company and Ohio Indemnity from 1993 until June 1996. From 1989 until 1993, Mr. Sokol served as an officer for Manufacturers Hanover and Chemical Bank, a national provider of banking and financial services.
Douglas G. Borror, age 53, has served as a director of the Company since 2004. Mr. Borror has been Chairman of the Board of Dominion Homes, Inc., a regional home builder, since July 1999 and Chief Executive Officer of Dominion Homes, Inc. since September 1992. Mr. Borror was President of Dominion Homes, Inc. from November 2004 until March 2006. He serves on the Board of Directors of Columbia Gas of Ohio, Inc., a natural gas utility company, and is a member of the Board of Trustees of The Ohio State University.
Kenton R. Bowen, age 46, has served as a director of the Company since 2002. Mr. Bowen has served as Chairman of the Board of EPlay, LLC, an entertainment technology company, since January 2008. From 2006 until December 2007, he was the Executive Vice President of Teleperformance USA, a technical support and customer service outsourcing company. From 1996 until January 2006, he was the President and a Director of CallTech Communications, LLC, a technical support and customer service outsourcing company. From 1992 until 1996, he was the Vice President of Corporate Finance for Provident Bank, a national provider of banking and financial services. From 1990 until 1992, Mr. Bowen was a Vice President for Bank One, a national provider of banking and financial services. Mr. Bowen serves on the Board of Directors of Adams Medical Venture, a private medical venture capital company, and serves as a Managing Partner of Weiler-Bowen, Ltd., a real estate development firm.
Stephen P. Close, age 59, has served as a director of the Company since 2006. Mr. Close has served as Senior Vice President for Coinmach Corporation, a provider of coin operated laundry vending equipment to multi-family housing and universities, since 1997. From 1975 until 1997, he served as President and Chief Executive Officer for National Coin Laundry, a provider of coin operated laundry vending equipment to multi-family housing and universities and commercial industrial laundry equipment to nursing homes, athletic clubs and hospitals.
Edward N. Cohn, age 50, has served as a director of the Company since 2007. Mr. Cohn has served as President and Chief Executive Officer of Big Brothers Big Sisters of Central Ohio, a non-profit corporation that provides quality mentoring relationships to youth, since March 2006. From August 1998 to March 2006, he served as President of Unizan Bank, Columbus, a provider of banking and financial services. From 1985 to 1998, Mr. Cohn was employed by County Savings Bank, where he served as Chairman and Chief Executive Officer from 1993 to 1998.
Daniel D. Harkins, age 79, has served as a director of the Company since 1981. Mr. Harkins is a private investor. Prior to 1987, Mr. Harkins owned and served as President of Ace Beverage Distributing Company. From 1978 until 1980, he served as a consultant for A. T. Kearney, Inc., a management consulting firm. From 1973 until 1978, he served as General Sales Manager and International Sales Manager for several divisions of Ashland Chemical Company.
Matthew D. Walter, age 40, has served as a director of the Company since 2001.  Mr. Walter served as Chairman of the Board and Chief Executive Officer of BoundTree Medical Products, Inc., a supplier of medical equipment to the emergency care market in the U.S., from November 2000 until June 2008.  In June 2008, BoundTree Medical, Inc. merged with and into Sarnova, Inc.  Mr. Walter currently serves as Lead Director of Sarnova, Inc.   Mr. Walter has also served as Managing Partner of Talisman Capital Partners, a private equity partnership, since June 2000.  From July 1996 until September 2000, Mr. Walter served as Vice President and General Manager of National PharmPak, Inc., a subsidiary of Cardinal Health, Inc., a provider of products and services to the health care industry.

Director Independence
The Board of Directors currently has seven members.  Although the Company is not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board be independent, the Board has determined that six of its current members (Douglas G. Borror, Kenton R. Bowen, Stephen P. Close, Edward N. Cohn, Daniel D. Harkins and Matthew D. Walter) qualify as independent directors under the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”).  When determining whether a director meets the criteria for independence required by the Nasdaq rules, the Board broadly considers all relevant facts and circumstances to determine whether the director has any relationship which, in the Board’s opinion, interferes with the exercise of independent judgment in carrying out the responsibilities of a director.  With respect to the six independent directors, there are no transactions, relationships or arrangements not requiring disclosure pursuant to Item 404(a) of Regulation S-K that were considered by the Board in determining that these individuals are independent under the Nasdaq rules.  John S. Sokol, our Chairman, Chief Executive Officer and President, does not qualify as independent as a result of his service as an executive officer.
Board Meetings and Committees
The Board of Directors has three standing committees: (1) the Audit Committee (comprised of Kenton R. Bowen, Stephen P. Close and Daniel D. Harkins); (2) the Compensation Committee (comprised of Douglas G. Borror, Stephen P. Close and Matthew D. Walter); and (3) the Executive Committee (comprised of John S. Sokol, Daniel D. Harkins and Matthew D. Walter). The Board held five meetings during the 2008 fiscal year. Each of the directors attended at least 75% of the total number of meetings of the Board and the committees on which he served during the 2008 fiscal year (in each case, held during the period that he served), except for Kenton R. Bowen and Stephen P. Close.
The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), operates pursuant to a written Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the Company’s website at www.bancinsurance.com. The Company will also provide, free of charge, copies of the Audit Committee Charter upon written request directed to Bancinsurance Corporation, 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215, c/o Secretary. The Audit Committee’s primary purpose is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk and the Company’s compliance with significant applicable legal, ethical and regulatory requirements as well as responsibility for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our consolidated financial statements. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The specific responsibilities of the Audit Committee in carrying out its oversight role are delineated in the Audit Committee Charter. Each member of the Audit Committee qualifies as independent under the applicable SEC rules and Nasdaq rules. The Board has determined that Kenton R. Bowen qualifies as an audit committee financial expert as defined in the SEC rules. The Audit Committee held five meetings during the 2008 fiscal year.
The Compensation Committee’s purpose is to assist the Board of Directors in discharging its responsibilities with respect to compensation of the Company’s executive officers and directors and the administration of the Company’s equity compensation plans. The Compensation Committee does not have a written charter and operates pursuant to authority delegated by the Board. The Compensation Committee’s duties and authority include: (1) administering the Company’s 1994 Stock Option Plan (the “1994 Stock Plan”) and the Company’s 2002 Stock Incentive Plan (other than with respect to awards to non-employee directors which are made by the full Board) (the “2002 Stock Plan”); (2) reviewing, considering and determining the compensation and benefits for the Company’s executive officers; and (3) reviewing, considering and making recommendations to the Board concerning executive officer organizational issues and succession plans and director compensation. The Compensation Committee annually reviews and evaluates the performance of the executive officers and determines the elements and amount of their compensation. At the request of the Chairman of the Compensation Committee, our Chief Executive Officer attends Compensation Committee meetings. The Chief Executive Officer also makes recommendations to the Compensation Committee regarding compensation for the executive officers (excluding himself). The Compensation Committee considers the Chief Executive Officer’s recommendations, but makes all final decisions concerning executive compensation. With respect to the Chief Executive Officer’s compensation, the Compensation Committee has discussions with the Chief Executive Officer concerning his compensation package but makes decisions with respect to his compensation without him being present.
The Compensation Committee has the authority to retain, terminate and approve the fees for consultants to assist in discharging its duties. The Compensation Committee also engages Wendy Schutt: Human Resources Consulting (“Wendy Schutt”) from time to time to assist the Compensation Committee in its administration of executive officer compensation. During 2008, Wendy Schutt attended meetings of the Compensation Committee and assisted in preparing the agenda and meeting minutes for the Compensation Committee meetings. Other than Wendy Schutt, the Compensation Committee did not retain any consultants during the 2008 fiscal year. While the Chief Executive Officer, consultants and others may assist the Compensation Committee from time to time in discharging its duties, the Compensation Committee does not delegate its duties to other persons. Each member of the Compensation Committee qualifies as independent under the Nasdaq rules. The Compensation Committee held two meetings during the 2008 fiscal year. See the “Compensation of Executive Officers” section of this Proxy Statement for more information about our 2008 executive officer compensation.
Between meetings of the Board of Directors, the Executive Committee has, to the extent permitted by law, all of the powers of the Board. The Executive Committee did not hold any meetings during the 2008 fiscal year.

Nomination and Election of Directors
Because the family of Si Sokol beneficially owns a majority of the issued and outstanding common shares, the Board of Directors has not established a nominating committee or adopted a nominating committee charter. Instead, the full Board is responsible for identifying and selecting the nominees for director to be elected at the annual meeting of shareholders.
When considering candidates for the Board of Directors, the Board evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a nominee selected by the Board. The Board considers those factors it deems appropriate, including judgment, skill, independence, diversity, strength of character, experience with businesses and organizations comparable in size or scope, experience as an executive of or advisor to a publicly traded or private company, experience and skill relative to other Board members, specialized knowledge or experience and desirability of the candidate’s membership on the Board. Depending upon the current needs of the Board, the Board may weigh certain factors more or less heavily. The Board does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no material conflict of interest that would interfere with performance as a director.
The Board of Directors considers candidates from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. To date, the Board has not retained any consultant or search firm to assist in the process of identifying and evaluating candidates and, accordingly, no fees have been paid to any such consultant or search firm.
Shareholders may recommend director candidates for consideration by the Board of Directors by giving written notice of the recommendation to Bancinsurance Corporation, 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215, c/o Secretary. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.
Executive Sessions
The Company’s independent directors hold regularly scheduled executive sessions at least twice per year and at such other times as the independent directors deem necessary or appropriate. Only the independent directors attend such executive sessions.
Communications with the Board of Directors
The Board of Directors believes that it is important for shareholders to have a process by which to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board or a particular director may do so by sending a letter to Bancinsurance Corporation, 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215, c/o Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Attendance at Annual Shareholder Meetings
The Company does not have a formal policy with respect to attendance by our directors at the annual meetings of shareholders. However, directors are encouraged to attend and the Board of Directors and its committees typically meet immediately before or following the annual meeting of shareholders. All of the individuals then serving as directors attended the 2008 Annual Meeting of Shareholders.

Compensation of Directors
The Board of Directors annually reviews and determines the compensation for our non-employee directors. In connection with its review and determination, the Board considers the recommendations of the Compensation Committee. For the 2008 fiscal year, each non-employee director received the following compensation for his service as a director:
•	$10,000 annual retainer ($20,000 and $13,000 in the case of the Audit Committee Chairman and the Compensation Committee Chairman, respectively);

•
$750 for each Board or committee meeting that he attended in person (provided that a non-employee director received only $750 for attending multiple Board and committee meetings held on the same date);

•
$250 for each Board or committee meeting in which he participated telephonically (provided that a non-employee director received only $250 for participating telephonically in multiple Board and committee meetings held on the same date); and

•	stock options to purchase 2,000 of our common shares pursuant to the 2002 Stock Plan.
Generally, our Board of Directors has granted annual stock option awards to our non-employee directors at its meeting held during the second or third quarter. The Company does not employ any program, plan or practice to time option grants to our non-employee directors with the release of material non-public information, and the grant date of each stock option award is the same date on which the Board approves the grant. In accordance with the terms of the 2002 Stock Plan, the exercise price of each stock option is equal to the closing price of our common shares on the date of grant. On July 31, 2008, the Board granted each non-employee director stock options to purchase 2,000 common shares at an exercise price of $4.75 per share (the closing price of our common shares on the date of grant) pursuant to the 2002 Stock Plan. The stock options vest and become exercisable on the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant unless sooner exercised or forfeited.
Each director of the Company also serves as a director of Ohio Indemnity and receives no additional compensation for such services. Employee directors receive no additional compensation from the Company or Ohio Indemnity for serving as directors.
2008 Director Compensation Table
The following table summarizes the total compensation paid to each of the non-employee directors during the 2008 fiscal year:

	Fees
	Earned
	or Paid	Option
	in Cash	Awards(1)(2)	Total
Name	($)	($)	($)
Douglas G. Borror	14,250	4,468	18,718
Kenton R. Bowen	16,250	4,468	20,718
Stephen P. Close	16,250	4,468	20,718
Edward N. Cohn	16,000	4,468	20,468
Daniel D. Harkins	28,250	4,468	32,718
Matthew D. Walter	20,000	4,468	24,468

(1)
The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the 2008 fiscal year, in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“FAS 123R”), for stock option awards granted by the Company to the non-employee directors and thus may include amounts from awards granted in and prior to 2008. Pursuant to applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of this amount are included in Note 10 to the Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 27, 2009 (our “2008 Annual Report on Form 10-K”).

(2)
As of December 31, 2008, the non-employee directors held the following stock options to purchase the Company’s common shares: Douglas G. Borror: 6,000 options (4,000 exercisable and 2,000 unexercisable); Kenton R. Bowen: 8,000 options (6,000 exercisable and 2,000 unexercisable); Stephen P. Close: 6,000 options (4,000 exercisable and 2,000 unexercisable); Edward N. Cohn: 4,000 options (2,000 exercisable and 2,000 unexercisable); Daniel D. Harkins: 14,000 options (12,000 exercisable and 2,000 unexercisable); and Matthew D. Walter: 12,000 options (10,000 exercisable and 2,000 unexercisable).

PRINCIPAL SHAREHOLDERS
The following table sets forth the beneficial ownership of our common shares as of May 26, 2009 by: (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common shares; (2) each of the Company’s directors, nominees for director and executive officers named in the 2008 Summary Compensation Table below; and (3) the directors and executive officers of the Company as a group.

Name	Number of Common		Percent
of Beneficial	Shares Beneficially		of
Owner	Owned(1)		Class

Barbara K. Sokol	2,397,068	(2, 3)	47.16%
John S. Sokol	2,434,991	(2, 4, 5, 6)	44.58%
Douglas G. Borror	9,000	(5)	(7)
Kenton R. Bowen	26,000	(5)	(7)
Stephen P. Close	4,000	(5)	(7)
Edward N. Cohn	4,000	(5)	(7)
Daniel D. Harkins	61,150	(5)	1.20%
Matthew D. Walter	35,000	(5)	(7)
Matthew C. Nolan	38,577	(5, 6)	(7)
Daniel J. Stephan	102,693	(5, 6)	1.99%
All directors and executive officers as a group (11 persons)	3,433,678		60.77%

(1)	Except as otherwise noted, the beneficial owner has sole voting and dispositive power over the common shares shown.

(2)
Falcon Equity Partners, L.P. (“Falcon Equity Partners”), an Ohio limited partnership whose sole partners are members of the Si Sokol family and trusts for the benefit of members of the Si Sokol family, owns of record 1,750,000 common shares. Barbara K. Sokol owns, directly and indirectly as trustee of a trust of which she is the sole trustee and beneficiary, a 34.8% interest in Falcon Equity Partners, John S. Sokol owns, directly and indirectly as trustee of trusts for the benefit of members of the Si Sokol family, a 44.4% interest in Falcon Equity Partners and James K. Sokol and Carla A. Sokol (together with John S. Sokol, the children of Si Sokol and Barbara K. Sokol) each own directly a 10.4% interest in Falcon Equity Partners. As the sole managing general partner, John S. Sokol has sole power to dispose or direct the disposition of the common shares held of record by Falcon Equity Partners. As the general partners, John S. Sokol and Barbara K. Sokol share the power to vote or direct the vote of the common shares held of record by Falcon Equity Partners. James K. Sokol and Carla A. Sokol also own of record or through a broker 28,400 and 63,611 common shares, respectively.

(3)
1,750,000 of these common shares are beneficially owned by Barbara K. Sokol as a general partner of Falcon Equity Partners, as more fully described in note (2) above. 466,272 of these common shares are owned of record or through a broker by Barbara K. Sokol individually. 180,796 of these common shares are held by the Family Share of the Si Sokol Trust, of which Barbara K. Sokol is the sole trustee and beneficiary and exercises all rights with respect to such common shares.

(4)
1,750,000 of these common shares are beneficially owned by John S. Sokol as the sole managing general partner and a general partner of Falcon Equity Partners, as more fully described in note (2) above. 190,272 of these common shares are owned of record or through a broker by John S. Sokol individually. 56,197 of these common shares are held by John S. Sokol as custodian for his minor children. 2,100 of these common shares are owned of record or through a broker by John S. Sokol’s wife individually as to which he disclaims beneficial ownership.

(5)
Includes 380,000, 4,000, 6,000, 4,000, 2,000, 12,000, 10,000, 21,400 and 80,000 common shares that underlie currently exercisable options or options exercisable within 60 days of May 26, 2009 held by John S. Sokol, Douglas G. Borror, Kenton R. Bowen, Stephen P. Close, Edward N. Cohn, Daniel D. Harkins, Matthew D. Walter, Matthew C. Nolan and Daniel J. Stephan, respectively.

(6)
Includes 19,063, 5,209 and 5,121 restricted Common Shares held by John S. Sokol, Matthew C. Nolan and Daniel J. Stephan, respectively, which vest in one-half increments on May 30, 2009 and 2010 subject to such executive officer’s continued employment with the Company on the applicable vesting date. Also includes 37,359, 9,364 and 15,012 restricted Common Shares held by John S. Sokol, Matthew C. Nolan and Daniel J. Stephan, respectively, which vest in one-third increments on July 31, 2009, 2010 and 2011 subject to such executive officer’s continued employment with the Company on the applicable vesting date.

(7)	Represents ownership of less than 1% of the outstanding Common Shares.
The address of each of Barbara K. Sokol and John S. Sokol is 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215.
EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to John S. Sokol, our Chairman of the Board, Chief Executive Officer and President, the following persons are executive officers of the Company:
Matthew C. Nolan, age 34, has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company and Ohio Indemnity since July 2004. He joined the Company in April 2003 and served as Manager of Finance & Reporting from April 2003 until July 2004. From 1997 until February 2003, he was employed by KPMG LLP, an independent registered public accounting firm, where he served as an Audit Manager in the financial services sector with a specialized focus in the insurance industry. Mr. Nolan is a certified public accountant licensed in the State of Ohio.
Daniel J. Stephan, age 48, has served as President of OIC Lender Services, a division of Ohio Indemnity, since March 2008. He was Senior Vice President of Ohio Indemnity from June 2003 until March 2008, and was Vice President of Ohio Indemnity from May 2000 until June 2003. From 1999 until May 2000, he owned and operated Promark Specialty Insurance, an independent insurance agency and consulting firm. From 1997 until 1999, Mr. Stephan served as the General Manager of the Lender Products Division of Markel American Insurance Company, a property/casualty insurance company. From 1993 until 1997, he served as the Product Manager for Progressive Corporation, a property/casualty insurance company, where he directed sales and marketing for insurance products and services.
Stephen J. Toth, age 45, has served as Vice President of Specialty Products for Ohio Indemnity since 1999. He joined Ohio Indemnity in 1989 and served as Assistant Vice President of Ohio Indemnity from 1991 until 1999 and as Administrator of Ohio Indemnity’s Bonded Service Program from 1989 until 1991. From 1986 until 1989, he was employed by the Rockwood Insurance Group, a property/casualty insurance company.
Margaret A. Noreen, age 45, has served as Vice President of Technology for Ohio Indemnity since March 2008. She joined Ohio Indemnity in 2006 and served as Technology Director from 2006 until March 2008. From 2003 until December 2005, Ms. Noreen served as the Chief Information Officer for Real Living, Inc, a national residential real estate company. From 1999 until 2003, she served as a consultant in the technology industry.

COMPENSATION OF EXECUTIVE OFFICERS
2008 Summary Compensation Table
The following table summarizes the total compensation for the 2008 and 2007 fiscal years for the Company’s principal executive officer and two other most highly compensated executive officers in 2008 (the “Named Executive Officers” or “NEOs”).

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation		Total
Position	Year	($)	($)	($)	($)	($)	($)		($)
John S. Sokol	2008	349,650	—	85,740	113,125	127,972	121,149	(3)	797,636
Chairman, Chief Executive Officer and President	2007	333,000	—	35,899	151,334	109,172	85,615	(3)	715,020

Matthew C. Nolan	2008	210,000	—	22,867	16,318	32,025	26,607	(4)	307,817
Vice President, Chief Financial Officer,	2007	200,000	—	9,809	16,318	27,500	18,846	(4)	272,473
Treasurer and Secretary

Daniel J. Stephan	2008	180,810	—	26,335	20,085	61,981	25,037	(5)	314,248
President of OIC Lender Services,	2007	172,200	50,000	9,643	25,511	44,085	16,034	(5)	317,473
a division of Ohio Indemnity

(1)
The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the 2008 and 2007 fiscal years, in accordance with FAS 123R, for restricted stock and/or stock option awards granted by the Company to the NEOs and thus may include amounts from awards granted in and prior to 2008 and 2007. Pursuant to applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to the Consolidated Financial Statements included in Item 8 of our 2008 Annual Report on Form 10-K. See “—Equity Based Compensation” below for more information concerning equity based compensation awarded to the NEOs for 2008.

(2)
The amounts shown reflect cash bonuses earned by the NEOs under the Company’s 2008 and 2007 Fiscal Year Executive Officer Bonus Plans. See “—Annual Bonus” below for more information concerning cash bonuses awarded to the NEOs for their performance in 2008.

(3)
Includes (a) $8,552 and $9,000 for the Company’s matching contribution under its 401(k) Plan for the 2008 and 2007 fiscal years, respectively, (b) $12,000 for a Company provided allowance for life insurance premiums for the benefit of John S. Sokol for each of the 2008 and 2007 fiscal years, (c) $6,042 for the Company’s reimbursement of estimated taxes incurred by John S. Sokol in connection with the Company’s provision of the life insurance allowance for each of the 2008 and 2007 fiscal years and (d) with respect to the 2008 fiscal year, $30,016 for tax gross-up payments made by the Company as reimbursement for estimated taxes incurred by John S. Sokol in connection with the vesting of 9,531 restricted common shares on May 30, 2008. Also includes the aggregate incremental cost to the Company for certain other perquisites, none of which exceeded the greater of $25,000 or ten percent of the total amount of perquisites. Does not include dues and expenses paid by the Company related to membership in professional organizations of $29,420 and $39,087 for the 2008 and 2007 fiscal years, respectively, as such expenses were business-related.

(4)
Includes $9,200 and $9,000 for the Company’s matching contribution under its 401(k) Plan for the 2008 and 2007 fiscal years, respectively. With respect to the 2008 fiscal year, includes $8,201 for tax gross-up payments made by the Company as reimbursement for estimated taxes incurred by Matthew C. Nolan in connection with the vesting of 2,604 restricted common shares on May 30, 2008. Also includes the aggregate incremental cost to the Company for certain perquisites, none of which exceeded the greater of $25,000 or ten percent of the total amount of perquisites.

(5)
Includes $8,988 and $9,000 for the Company’s matching contribution under its 401(k) Plan for the 2008 and 2007 fiscal years, respectively. With respect to the 2008 fiscal year, includes $8,062 for tax gross-up payments made by the Company as reimbursement for estimated taxes incurred by Daniel J. Stephan in connection with the vesting of restricted 2,560 common shares on May 30, 2008. Also includes the aggregate incremental cost to the Company for certain perquisites, none of which exceeded the greater of $25,000 or ten percent of the total amount of perquisites.

Annual Bonus
Annually, the Compensation Committee adopts a cash-based performance bonus plan for the NEOs for that fiscal year. The bonus plan is intended to retain and motivate our NEOs and reward them on the basis of achieving corporate and/or individual performance goals established by the Compensation Committee. The attainment of the performance goals is substantially uncertain at the time they are established. Under our 2008 Fiscal Year Executive Officer Bonus Plan (the “2008 Bonus Plan”), each NEO was eligible to receive a target bonus equal to a specified percentage of his base salary based upon the achievement of pre-established Company and/or individual performance goals (with each component being weighted differently based on the NEO’s position with the Company). The target bonus and the weighting of the Company goal and individual goal components for each NEO under the 2008 Bonus Plan were as follows:

	Target Bonus as a %	Company Goal/Individual Goal
Named Executive Officer	of Base Salary	Weighting

John S. Sokol	60%	100%/0%

Matthew C. Nolan	25%	100%/0%

Daniel J. Stephan	50%	50%/50%
Company Performance Goal Component
For fiscal year 2008, the Compensation Committee established a 15% return on beginning equity (“ROE”) as the target Company performance goal. Under the 2008 Bonus Plan, ROE is calculated by dividing (1) the Company’s net income for fiscal year 2008 (excluding the after-tax effect of expenses incurred for fiscal year 2008 relating to the Company’s ongoing SEC investigation) by (2) total shareholders’ equity at the beginning of fiscal year 2008.
The minimum and maximum Company performance goals for fiscal year 2008 were set by the Compensation Committee at a 7.5% ROE and a 20% ROE, respectively. Under the 2008 Bonus Plan:
•	if ROE for fiscal year 2008 was less than 7.5%, no bonus would be awarded for the Company goal component;
•
if the Company achieved a ROE of 7.5% for fiscal year 2008, each NEO would be entitled to receive a bonus equal to the product of (1) 50% of the amount of the NEO’s target bonus and (2) the percentage of his bonus allocated to the Company goal component;

•
if the Company achieved a ROE of 15% for fiscal year 2008, each NEO would be entitled to receive a bonus equal to the product of (1) 100% of the amount of the NEO’s target bonus and (2) the percentage of his bonus allocated to the Company goal component; and

•
if the Company achieved a ROE of at least 20% for fiscal year 2008, each NEO would be entitled to receive a bonus equal to the product of (1) 125% of the amount of his target bonus and (2) the percentage of his bonus allocated to the Company goal component.

If ROE for fiscal year 2008 fell between 7.5% and 15%, a straight-line schedule would be used to determine the percentage of the amount of target bonus (ranging between 50% and 100%) each NEO would be entitled to receive in respect of the Company goal component. For fiscal year 2008, the Company achieved a ROE of 9.2%, which represented achievement of 61% of the target Company performance goal.

Individual Performance Goal Component
Under the 2008 Bonus Plan, the individual performance goals for Daniel J. Stephan consisted of product line financial targets relating to the Company’s lender service product line. Following the completion of the 2008 fiscal year, the Compensation Committee evaluated Mr. Stephan’s performance with respect to these individual goals and determined his bonus of $34,407 relating to the individual goal component.
Annual bonuses under the 2008 Bonus Plan for achievement of the Company and/or individual performance goals during the 2008 fiscal year were calculated by the Compensation Committee and paid to the NEOs in early 2009. Annual bonuses earned by the NEOs under the 2008 Bonus Plan are included in the “Non-Equity Incentive Plan Compensation” column of the 2008 Summary Compensation Table above.
The Compensation Committee recognizes that, in limited cases, the annual performance bonus plan may not appropriately reward our NEOs for their performance during the year due to circumstances arising after the bonus plan is established and, in those cases, the payment of discretionary bonuses may be appropriate. No discretionary bonuses were paid to the NEOs with respect to the 2008 fiscal year.
Equity Based Compensation
The Compensation Committee annually grants equity awards to our NEOs under the shareholder-approved 2002 Stock Plan in the form of stock options or restricted stock. The equity awards are intended to foster and promote the Company’s long-term financial success and increase shareholder value by motivating the NEOs to focus on the Company’s long-term financial results and stock performance. In addition, the equity based compensation helps to retain key employees because the awards vest over time. The Compensation Committee grants equity awards to the NEOs in amounts reflecting each NEO’s ability to influence the Company’s overall performance.
On July 31, 2008, the Compensation Committee granted restricted stock awards to the NEOs as follows:

Number of Restricted
Named Executive Officer	Common Shares

John S. Sokol	37,359

Matthew C. Nolan	9,364

Daniel J. Stephan	15,012
The restricted common shares granted to each of the NEOs on July 31, 2008 vest in one-third increments on the first, second and third anniversaries of the date of grant, subject to the applicable NEO’s continued employment with the Company on the applicable anniversary date. Included in the 2008 restricted stock awards were additional shares to provide for the NEO’s estimated tax withholdings.
On May 30, 2007, the Compensation Committee granted restricted stock awards to the NEOs as follows:

Number of Restricted
Named Executive Officer	Common Shares

John S. Sokol	28,594

Matthew C. Nolan	7,813

Daniel J. Stephan	7,681

One-third of the restricted common shares granted to each of the NEOs on May 30, 2007 vested on May 30, 2008. The remaining unvested restricted common shares vest in one-half increments on the second and third anniversaries of the date of grant, subject to the applicable NEO’s continued employment with the Company on the applicable anniversary date. The 2007 restricted stock awards did not include additional shares to provide for the NEO’s estimated tax withholdings. As a result, in connection with vesting of certain of the awards during 2008, the Compensation Committee approved tax gross-up payments in cash to the NEOs to reimburse each NEO for the estimated taxes incurred by him in connection with the vesting of the restricted common shares on May 30, 2008. See “—2008 Summary Compensation Table” above for the tax gross-up payments to each NEO during 2008.
Prior to 2007, our Compensation Committee generally granted annual stock option awards to the NEOs. The exercise price of each of these stock options is equal to the closing price of our common shares on the date of grant (which is the same date that the Compensation Committee approved the grant). The stock options vest in 20% increments on each of the first five anniversaries of the date of grant and expire after ten years unless sooner exercised or forfeited. The Company does not employ any program, plan or practice to time option or restricted stock grants to the NEOs with the release of material non-public information.
See “Outstanding Equity Awards at 2008 Fiscal Year-End” below for more information concerning the outstanding equity awards held by the NEOs at December 31, 2008 and “Potential Payments Upon Termination of Employment or Change in Control” below for more information concerning the vesting of these awards upon termination of employment or a change in control of the Company.
Benefits and Perquisites
The Compensation Committee provides certain benefits and perquisites to the NEOs that it believes will enable these individuals to more efficiently and effectively perform their responsibilities. The Compensation Committee further believes that these benefits and perquisites are reasonable and consistent with the Company’s executive compensation objectives. For more information concerning certain benefits and perquisites received by the NEOs during the 2008 and 2007 fiscal years, see the “All Other Compensation” column and related footnote disclosure in the 2008 Summary Compensation Table above.
In addition to receiving these benefits and perquisites, all NEOs are eligible to participate in the following Company benefits programs: (1) 401(k) Plan (which includes a Company match); (2) health and dental coverage; and (3) Company-paid term life and disability insurance. The NEOs participate in these programs on the same terms as our other employees.
The 401(k) Plan is available to full-time employees who meet the 401(k) Plan’s eligibility requirements. Under the 401(k) Plan, the Company matches 100% of the qualified employee’s contribution up to 3% of salary and 50% of the qualified employee’s contribution between 3% and 5% of salary. The Company matching contributions are fully vested when made. Participants are entitled to receive distributions of their accounts held under the 401(k) Plan upon termination of their employment.

Outstanding Equity Awards at 2008 Fiscal Year-End
The following table provides information about outstanding equity awards for each of the NEOs at December 31, 2008.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares or		Market Value of
	Unexercised	Unexercised		Option		Units of Stock		Shares or Units
	Options	Options		Exercise	Option	That Have		of Stock That
	(#)	(#)		Price	Expiration	Not Vested		Have Not Vested
Name	Exercisable	Unexercisable (1)		($)	Date	(#)		($)(4)
John S. Sokol	40,000	—		5.38	7/15/2009
	100,000	—		4.50	7/25/2012
	100,000	—		5.21	6/1/2013
	80,000	20,000	(a)	7.04	12/20/2014
	40,000	60,000	(b)	6.00	5/30/2016
						19,063	(2)	69,580
						37,359	(3)	136,360

Matthew C. Nolan	6,400	1,600	(c)	7.04	12/20/2014
	10,000	15,000	(d)	6.00	5/30/2016
						5,209	(2)	19,013
						9,364	(3)	34,179

Daniel J. Stephan	10,000	—		4.06	5/16/2010
	10,000	—		4.38	5/16/2011
	5,000	—		4.65	5/29/2011
	10,000	—		5.00	5/16/2012
	5,000	—		4.50	7/25/2012
	10,000	—		5.03	5/16/2013
	5,000	—		5.21	6/1/2013
	8,000	2,000	(e)	8.00	5/16/2014
	10,000	15,000	(f)	6.00	5/30/2016
						5,121	(2)	18,692
						15,012	(3)	54,794

(1)	The unexercisable stock options vest according to the following schedule:
(a)	20,000 common shares on 12/21/2009;

(b)	20,000 common shares on each of 5/31/2009, 5/31/2010 and 5/31/2011;

(c)	1,600 common shares on 12/21/2009;

(d)	5,000 common shares on each of 5/31/2009, 5/31/2010 and 5/31/2011;

(e)	2,000 common shares on 5/17/2009; and

(f)	5,000 common shares on each of 5/31/2009, 5/31/2010 and 5/31/2011.

(2)
Represents unvested restricted common shares granted on May 30, 2007 which vest in one-half increments on each of May 30, 2009 and 2010, subject to the applicable NEO’s continued employment with the Company on the applicable vesting date.

(3)
Represents unvested restricted common shares granted on July 31, 2008 which vest in one-third increments on each of July 31, 2009, 2010 and 2011, subject to the applicable NEO’s continued employment with the Company on the applicable vesting date.

(4)	The market value of the restricted common shares which have not vested is based on the closing price of the common shares on the OTC Bulletin Board on December 31, 2008 ($3.65).

Potential Payments Upon Termination of Employment or Change in Control
The Company does not currently have employment or severance agreements with any of our NEOs. As a result, we are not obligated to pay any severance or other enhanced benefits to our NEOs in connection with a termination of employment (including retirement) or a change in control of the Company, other than the acceleration of outstanding stock options and restricted stock under the 2002 Stock Plan and the 1994 Stock Plan in connection with a participant’s termination of employment due to death or disability or certain change in control related transactions.
Pursuant to the terms of our 2002 Stock Plan, if a participant’s employment terminates as a result of death or disability, (1) all of the participant’s unvested stock options immediately vest and become exercisable, (2) the participant’s unexercised stock options expire on the earlier of the fixed expiration date or twelve months after the date of such termination and (3) all of the participant’s unvested restricted stock immediately vests. In addition, if the Company enters into a plan or agreement that results in the merger or consolidation of the Company or the reclassification of the common shares or the exchange of the common shares for securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control of an entity that has acquired the Company’s assets and the terms of that plan or agreement are binding on all holders of the common shares (except to the extent that dissenting shareholders are entitled to relief under applicable law), (1) all outstanding stock options will become fully exercisable, (2) all outstanding unvested restricted stock will vest and (3) each affected participant will receive, upon payment of the exercise price, if applicable, securities or cash, or both, equal to that which the participant would have been entitled to receive under the plan or agreement if the participant had already exercised the accelerated stock options or the restricted stock had already vested. If either of these provisions of the 2002 Stock Plan had been triggered on December 31, 2008, (1) the value of the accelerated stock options as of such date (calculated by multiplying the number of common shares subject to each accelerated stock option by the difference between the exercise price of such stock option and the closing price of the common shares on December 31, 2008) would have been $0 for each of John S. Sokol, Matthew C. Nolan and Daniel J. Stephan, as all outstanding options were out of the money (i.e., the exercise price exceeded the closing price of the common shares), and (2) the value of the accelerated restricted stock (calculated by multiplying the number of accelerated restricted common shares by the closing price of the common shares on December 31, 2008) would have been $205,940, $53,192, and $73,486 for John S. Sokol, Matthew C. Nolan, and Daniel J. Stephan, respectively. Under the 2002 Stock Plan, the Compensation Committee may, at any time and in its sole discretion, cancel any or all outstanding awards under the plan and buy-out the portion of such awards that are then exercisable.
Pursuant to the terms of our 1994 Stock Plan, in the event of a participant’s termination of employment due to death or disability, the Compensation Committee, in its sole discretion, may accelerate the vesting of all or any portion of the participant’s unvested stock options and permit the exercise of such options until the earlier of the fixed expiration date of such options or 90 days after the date of such termination. In addition, under the 1994 Stock Plan, in the event of a change in control of the Company, all outstanding unvested stock options will immediately vest and become exercisable. If either of these provisions of the 1994 Stock Plan had been triggered on December 31, 2008, the value of the accelerated stock options (assuming acceleration of all unvested options) as of such date (calculated by multiplying the number of common shares subject to each accelerated stock option by the difference between the exercise price of such stock option and the closing price of the common shares on December 31, 2008) would have been $0 for each of John S. Sokol, Matthew C. Nolan and Daniel J. Stephan, as all outstanding options were out of the money.
CODE OF ETHICS
The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that complies with applicable SEC rules and applies to all employees, officers and directors of the Company and its wholly-owned subsidiaries, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is posted on the “Corporate Governance” page of the Company’s website at www.bancinsurance.com. The Company will also provide, free of charge, copies of the Code of Ethics upon written request directed to Bancinsurance Corporation, 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215, c/o Secretary. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, certain provisions of the Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website.

AUDIT COMMITTEE MATTERS
Audit Committee Report
In accordance with its written Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. Management has the responsibility for the preparation of the Company’s consolidated financial statements and carrying out the Company’s reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee oversees the Company’s financial reporting process.
In discharging its oversight responsibility as to the audit process, the Audit Committee (1) obtained from Daszkal Bolton LLP (“Daszkal”), the Company’s independent registered public accounting firm, a formal written statement describing all relationships between Daszkal and the Company that might bear on Daszkal’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the PCAOB in Rule 3600T, (2) discussed with Daszkal any relationships that may impact Daszkal’s objectivity and independence and (3) satisfied itself as to Daszkal’s independence. The Audit Committee reviewed with Daszkal its audit plans, audit scope and identification of audit risks. The Audit Committee has determined that the provision of audit and non-audit services rendered by Daszkal was compatible with maintaining Daszkal’s independence.
The Audit Committee reviewed and discussed with Daszkal all communications required by generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the PCAOB in Rule 3200T, and, with and without management present, reviewed and discussed the results of Daszkal’s examination of the consolidated financial statements.
The Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2008. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP.
Based on the above-mentioned reviews and discussions with management and Daszkal, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 2008 Annual Report on Form 10-K for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Daniel D. Harkins, Chairman
Kenton R. Bowen
Stephen P. Close
Independent Registered Public Accounting Firm Fees
The following table sets forth the aggregate fees billed by Daszkal, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2008 and 2007:

	2008	2007

Audit Fees(1)	$206,000	$185,000
Audit-Related Fees(2)	—	4,375
Tax Fees	—	—
All Other Fees(3)	540,933	—

Total Fees	$746,933	$189,375

(1)
Audit Fees consist of the aggregate fees for professional services rendered by Daszkal for the audit of the Company’s annual consolidated financial statements and review of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)
Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)
All Other Fees consist of the aggregate fees and expenses billed related to Daszkal’s responses to certain investigative subpoenas received from the SEC Staff in connection with the ongoing SEC investigation as more fully described in “Overview-Ongoing SEC Investigation” in Item 2 of our Quarterly Report on Form 10-Q for the period ended March 31, 2009 and Note 13 to the Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2009. These fees and expenses were billed to the Company pursuant to the terms of the engagement letter between the Company and Daszkal, and included $455,086 for Daszkal’s outside counsel, $59,803 for Daszkal employees and $26,044 for former Daszkal employees.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm are to be pre-approved. Under the Pre-Approval Policy, the Audit Committee pre-approves a list of audit and non-audit services proposed to be performed by the Company’s independent registered public accounting firm for the fiscal year in connection with the engagement of the independent registered public accounting firm. The Audit Committee must separately pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm that are not within the scope of the pre-approved list of services for that fiscal year.
Under the Pre-Approval Policy, the Chairman of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at its next scheduled meeting.
The Audit Committee pre-approved all audit and non-audit services provided to the Company by Daszkal during the 2008 fiscal year.
Independent Registered Public Accounting Firm for 2009
The Audit Committee has selected Daszkal as the Company’s independent registered public accounting firm for the 2009 fiscal year. The Company expects that a representative of Daszkal will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and will have the opportunity to make a statement at the Annual Meeting, if he or she desires.
TRANSACTIONS WITH RELATED PERSONS
Undertaking Agreements
As previously reported, on February 14, 2005, the Company received notification from the SEC that it was conducting an informal, non-public inquiry regarding the Company. The inquiry generally concerned the chronology, events and announcements relating to Ernst & Young LLP (“E&Y”), the Company’s former independent registered public accounting firm, withdrawing its audit reports for the years 2001 through 2003 for the Company. On March 29, 2005, the Company was notified by the SEC that the informal, non-public inquiry had been converted into a formal private investigation. On October 23, 2007, the Company and certain of its current officers (Chief Executive Officer, Chief Financial Officer and Vice President of Specialty Products) each received a “Wells Notice” (the “Notice”) from the staff of the SEC indicating that the staff is considering recommending that the SEC bring a civil action against each of them for possible violations of the federal securities laws. The Notice provides the Company and each officer the opportunity to present their positions to the staff before the staff recommends whether any action should be taken by the SEC. The Company continues to cooperate fully with the SEC and is currently engaged in discussions with the staff in an effort to settle this matter with respect to the Company. There is no set timetable for the Company to complete its current discussions with the staff. Any agreement reached with the staff as to the staff’s recommendation requires the approval of the SEC and there can be no assurance that the SEC will approve the staff’s recommendations regarding a potential settlement with the Company.

The Company has been informed that the Chief Executive Officer is also currently engaged in separate discussions with the staff in an effort to settle this matter with respect to him. There is no set timetable for the completion of such discussions with the staff. Any agreement reached by this officer with the staff as to the staff’s recommendation requires the approval of the SEC and there can be no assurance that the SEC will approve the staff’s recommendations regarding a potential settlement with such officer.
Pursuant to separate undertaking agreements dated November 12, 2007 between the Company and John S. Sokol, Matthew C. Nolan and Stephen J. Toth, each an executive officer of the Company, the Company has agreed to advance reasonable legal fees and expenses incurred by each such officer in connection with the ongoing SEC investigation. The undertaking agreements require each officer to repay the amounts advanced if it is ultimately determined, in accordance with Article Five of the Regulations, that the officer did not act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Company with respect to the matters covered by the SEC investigation. Under the Company’s Regulations and Ohio law, the Company may also be required to indemnify each officer in connection with the SEC investigation. The Company has the right to terminate any of the undertaking agreements by providing ten days’ prior written notice to the applicable officer.
The Company accounts for guarantees in accordance with FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34” (“FIN 45”). The Company has determined that the above referenced undertaking agreements are within the scope of FIN 45. In order to estimate the fair value of future obligations under these undertaking agreements, the Company periodically obtains estimates from each legal counsel representing the officers involved in the SEC investigation of the additional legal costs expected to be incurred for the officers to respond to the Notice under the SEC’s Wells Notice procedures.
The following table sets forth the legal expenses incurred by the Company related to the undertaking agreements for the fiscal years ended December 31, 2008 and 2007, including amounts accrued under FIN 45.

	2008	2007

John S. Sokol	$284,718	$679,000
Matthew C. Nolan	203,128	860,500
Stephen J. Toth	486,972	349,000

Total Expenses	$974,818	$1,888,500

Due to the inherent uncertainties of the SEC investigation, (1) the Company cannot estimate with reasonable certainty any future obligations related to the undertaking agreements beyond the estimated costs to respond to the Notice and (2) actual future payments related to the undertaking agreements could be materially different from the estimated fair value of such future payments as recorded at December 31, 2008. For more information concerning the ongoing SEC investigation, see Items 1 and 2 of our Quarterly Report on Form 10-Q for the period ended March 31, 2009.
Split-Dollar Agreement
In 1994, we entered into a Split-Dollar Insurance Agreement with a bank, as trustee, for the benefit of Si Sokol and his spouse, Barbara Sokol. The trustee has acquired a second-to-die policy on the lives of the insureds, in the aggregate face amount of $2,700,000. On July 3, 2007, Si Sokol passed away and he was survived by Barbara Sokol. At December 31, 2008 and 2007, we had loaned the trustee $1,060,743 and $1,004,372, respectively, under this agreement for payment of insurance premiums, which is included in loans to affiliates in the Company’s Consolidated Balance Sheets included in Item 8 of our 2008 Annual Report on Form 10-K. Amounts loaned by the Company to the trustee are to be repaid, in full, without interest, from any of the following sources: (1) cash surrender value of the underlying insurance policy; (2) death benefits; and/or (3) the sale of 15,750 common shares of the Company contributed by the officer to the trust.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
Any proposals from shareholders which are intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company by February 10, 2010 to be eligible for inclusion in next year’s proxy statement and form of proxy. Such proposals may be included in next year’s proxy statement and form of proxy if they comply with certain rules and regulations promulgated by the SEC. In addition, if a shareholder intends to present a proposal at the 2010 Annual Meeting of Shareholders without the inclusion of that proposal in next year’s proxy statement and form of proxy and written notice of the proposal is not received by the Company on or before April 27, 2010, or if the Company meets other requirements of the SEC rules, proxies solicited by the Board of Directors for the 2010 Annual Meeting of Shareholders will confer discretionary authority to vote on such proposal at the meeting. In each case, written notice must be given to Bancinsurance Corporation, 250 East Broad Street, Seventh Floor, Columbus, Ohio 43215, c/o Secretary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common shares to file reports of ownership and changes in ownership of the common shares with the SEC. Based solely on a review of the reports filed on behalf of these persons and written representations from our executive officers and directors that no additional reports were required to be filed, the Company believes that, during the 2008 fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with such filing requirements except that, on March 27, 2008, Margaret A. Noreen filed a late Form 3 to report her initial beneficial ownership of our common shares upon being designated as an executive officer.
OTHER MATTERS
As of the date hereof, the Board of Directors knows of no other matter that will be presented for action at the Annual Meeting. Should any other matter requiring a vote of the shareholders properly come before the Annual Meeting, the persons named in the form of proxy will vote and act in accordance with their best judgment in light of the conditions then prevailing.
UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS HEREBY SOLICITED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SEC ON FEBRUARY 27, 2009. ANY SUCH REQUEST SHOULD BE ADDRESSED TO BANCINSURANCE CORPORATION, 250 EAST BROAD STREET, SEVENTH FLOOR, COLUMBUS, OHIO 43215, C/O SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS,

Matthew C. Nolan
Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees for director.

1.	Nominees:	For	Withhold		For	Withhold		For	Withhold	+

	01 - John S. Sokol	☐	☐	02 - Douglas G. Borror	☐	☐	03 - Kenton R. Bowen	☐	☐

	04 - Edward N. Cohn	☐	☐	05 - Stephen P. Close	☐	☐	06 - Daniel D. Harkins	☐	☐

	07 - Matthew D. Walter	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. All joint owners must sign. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■		1 U P X	0 2 2 2 6 0 2	+

<STOCK#>	012DHC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Bancinsurance Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
250 East Broad Street, Seventh Floor
Columbus, Ohio 43215
The undersigned hereby appoints John S. Sokol, Daniel D. Harkins and Matthew D. Walter, and each of them, as proxies of the undersigned, with full power of substitution in each, and hereby authorizes them to represent and to vote, as indicated on the reverse side, at the Annual Meeting of Shareholders of Bancinsurance Corporation to be held on July 27, 2009, at 2:30 p.m., Eastern Daylight Time, at 250 East Broad St., Seventh Floor, Columbus, Ohio, or at any adjournment or postponement thereof, all of the Common Shares of Bancinsurance Corporation held of record by the undersigned on June 2, 2009, with all of the powers the undersigned would possess if personally present.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIVE IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated June 3, 2009, the Proxy Statement furnished therewith and the Bancinsurance Corporation 2008 Annual Report on Form 10-K of Bancinsurance Corporation for the fiscal year ended December 31, 2008. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.
Please complete, sign, date and return this Proxy in the envelope furnished.
(This Proxy Continues And Must Be Signed On The Reverse Side.)

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 27, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/BCIS2009 • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees for director.

1.	Nominees:	For	Withhold		For	Withhold		For	Withhold	+

	01 - John S. Sokol	☐	☐	02 - Douglas G. Borror	☐	☐	03 - Kenton R. Bowen	☐	☐

	04 - Edward N. Cohn	☐	☐	05 - Stephen P. Close	☐	☐	06 - Daniel D. Harkins	☐	☐

	07 - Matthew D. Walter	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title. All joint owners must sign. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
■	7 0 C V	0 2 2 1 6 0 5		+

<STOCK#>	012DGC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Bancinsurance Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
250 East Broad Street, Seventh Floor
Columbus, Ohio 43215
The undersigned hereby appoints John S. Sokol, Daniel D. Harkins and Matthew D. Walter, and each of them, as proxies of the undersigned, with full power of substitution in each, and hereby authorizes them to represent and to vote, as indicated on the reverse side, at the Annual Meeting of Shareholders of Bancinsurance Corporation to be held on July 27, 2009, at 2:30 p.m., Eastern Daylight Time, at 250 East Broad St., Seventh Floor, Columbus, Ohio, or at any adjournment or postponement thereof, all of the Common Shares of Bancinsurance Corporation held of record by the undersigned on June 2, 2009, with all of the powers the undersigned would possess if personally present.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIVE IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated June 3, 2009, the Proxy Statement furnished therewith and the Bancinsurance Corporation 2008 Annual Report on Form 10-K of Bancinsurance Corporation for the fiscal year ended December 31, 2008. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.
Please complete, sign, date and return this Proxy in the envelope furnished.
(This Proxy Continues And Must Be Signed On The Reverse Side.)